Exhibit 99.1
CC MASTER CREDIT CARD TRUST II
Excess Spread Analysis—July 2002

Series	1995-A	1995-C	1996-C	1998-A
Deal Size	$400 MM	$400 MM	$271.50 MM	$600 MM
Expected Maturity	08/15/02	02/18/03	02/16/04	09/15/03

Yield	20.32%	19.80%	19.80%	19.80%
Less: Coupon	2.20%	2.11%	2.08%	2.10%
Servicing Fee	0.75%	1.50%	1.50%	1.50%
Net Credit Losses	8.04%	8.04%	8.04%	8.04%
Excess Spread:
July-02	9.33%	8.15%	8.18%	8.16%
June-02	6.32%	7.88%	7.91%	7.87%
May-02	9.73%	8.56%	8.59%	8.56%
Three month Average Excess Spread	8.46%	8.20%	8.23%	8.20%

Delinquency:
30 to 59 days	2.17%	2.17%	2.17%	2.17%
60 to 89 days	1.46%	1.46%	1.46%	1.46%
90 + days	2.83%	2.83%	2.83%	2.83%
Total	6.46%	6.46%	6.46%	6.46%

Payment Rate	11.91%	11.91%	11.91%	11.91%